As filed with the Securities and Exchange Commission on May 30, 2019
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Ranger Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	81‑5449572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

800 Gessner, Suite 1000 Houston, Texas 77024 (Address of Principal Executive Offices)(Zip Code)

Ranger Energy Services, Inc. 2017 Long Term Incentive Plan
(Full title of the plan)

Darron M. Anderson Ranger Energy Services, Inc. 800 Gessner, Suite 1000 Houston, Texas 77024 (Name and address of agent for service)

Telephone number, including area code, of agent for service: (713) 935-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	1,600,000	$6.24	$9,984,000	$1,210.06

1.
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) also covers any additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Ranger Energy Services, Inc. 2017 Long Term Incentive Plan, as amended from time to time (the “the Plan”).

2.
Estimated solely for purposes of  calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, using the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on May 28, 2019.

INCORPORATION OF PRIOR REGISTRANT STATEMENT BY REFERENCE
Pursuant to General Instruction E to Form S-8, Ranger Energy Services, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Company on August 17, 2017 (File No.: 333-220018), except to the extent otherwise updated or modified by this Registration Statement. The additional 1,600,000 shares of common stock that are the subject of this Registration Statement relate to the amendments to the Company’s Long-Term Incentive Plan to increase the number of authorized shares available for issuance under the plan. The amendments were approved by the Company’s stockholders at the Company’s annual meeting held on May 15, 2019.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.         Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:
(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 6, 2019 (the “2018 Form 10-K);
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 1, 2019;
(c) The Registrant’s information included in its Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 5, 2019, to the extent incorporated by reference in Part III of the 2018 Form 10-K;
(d) The Registrant’s Current Reports on Form 8-K/A filed with the Commission on February 21, 2019 (the Item 5.02 and Item 9.01 Form 8-K/A only); and
(e) The Registrant’s Current Reports on Form 8-K filed with the Commission on May 15, 2019 (the Item 5.07 Form 8-K only).
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. A report on Form 8-K furnished to the Commission shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.         Exhibits.
The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit Number	Description
4.1
Ranger Energy Services, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 4.7 to the Registrant’s Form S‑8 Registration Statement (File No. 333‑220018) filed with the Commission on August 17, 2017).

4.2
Amendment to Ranger Energy Services, Inc. 2017 Long Term Incentive Plan, (incorporated by reference to Appendix A to the Registrant’s Form DEF 14A (File No. 001-38183) filed with the Commission on April 5, 2019).

5.1	Opinion of Locke Lord LLP as to the validity of the securities being registered.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 30, 2019.

Ranger Energy Services, Inc.

/s/ Darron M. Anderson	May 30, 2019
Darron M. Anderson	Date
Chief Executive Officer
(Principal Executive Officer)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Darron M. Anderson and J. Brandon Blossman and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Darron M. Anderson	President, Chief Executive Officer and Director
Darron M Anderson	(Principal Executive Officer)

/s/ J. Brandon Blossman	Chief Financial Officer
J. Brandon Blossman	(Principal Financial Officer)

/s/ Mario H. Hernandez	Chief Accounting Officer
Mario H. Hernandez	(Principal Accounting Officer)

/s/ Merrill A. Miller Jr.	Chairman of the Board
Merrill A. Miller Jr.

/s/ William M. Austin	Director
William M. Austin

/s/ Brett T. Agee	Director
Brett T. Agee

/s/ Richard E. Agee	Director
Richard E. Agee

/s/ Krishna Shivram	Director
Krishna Shivram

/s/ Charles S. Leykum	Director
Charles S. Leykum

/s/ Gerald C. Cimador	Director
Gerald C. Cimador

/s/ Michasel C. Kearney	Director
Michael C. Kearney